UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 29, 2007

ENABLE IPC CORPORATION

(Exact name of registrant as specified in its charter)

000-51590

(Commission File Number)

                         Delaware                                                                  38-3718471

(State or other jurisdiction of incorporation or organization)             (I.R.S. Employer Identification No.)

25520 Avenue Stanford, Suite 311, Valencia, CA  91355

(Address of Principal Executive Offices Including Zip Code)

Registrant's telephone number, including area code: (661) 775-9273

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR      240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry Into a Material Definitive Agreement

On March 29, 2007, Enable IPC Corporation, a Delaware corporation (“Enable") announced that it signed a joint development agreement (the “Agreement”) with SolRayo, LLC, a Wisconsin LLC based in Madison, Wisconsin (“SolRayo”).  Pursuant to the Agreement, Enable will evaluate a new-nanoparticle-based ultracapacitor technology currently in development by SolRayo.

The Agreement provides that Enable will provide $20,000 in in-kind support and $100,000 in direct funding to SolRayo for the evaluation, while SolRayo will provide $50,000 in in-kind support.  One-half of Enable’s funding will consist of cash, while the balance will consist of shares of Enable’s common stock.  All in-kind support and funding is dependent upon the achievement of certain milestones set forth in the Agreement.

On March 29, 2007, Enable and SolRayo issued a press release with respect to the Agreement.  A copy of the press release is attached as an Exhibit to this Current Report.

Item 9.01 Financial Statements and Exhibits

(a)

Financial Statements of Business Acquired: Not Applicable

(b)

Pro Forma Financial Information: Not Applicable

(c)

Exhibits: The following exhibits are included as part of this report:

Exhibit No.

 Description

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99.1

Press release, dated March 29, 2007

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 2, 2007

ENABLE IPC CORPORATION

By:   /s/ David Walker

        -----------------------------

         David Walker

         Chief Executive Officer